LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of John Fieldly, Jarrod Langhans, Richard Mattessich, David Wohlstadter, and Mannu Harnal each acting individually, as the undersigned's true and lawful attorney in fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1) prepare, execute, acknowledge, deliver and file Forms 3, 4, 5, and 144 (including any amendments thereto) or any related documents with respect to the securities of Celsius Holdings, Inc , a Nevada corporation (the "Company"), with the United States Securities and Exchange Commission and any national securities exchanges, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(2) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information;

(3) submit a Form ID, and any amendments thereto, to the SEC to apply for filing codes that will allow insider reports to be filed electronically through the EDGAR system, if such codes have not been obtained previously; and

(4) perform any and all other acts which in the discretion of such attorney in fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1) this Power of Attorney authorizes, but does not require, each such attorney in fact to act in their discretion on information provided to such attorney in fact without independent verification of such information;

(2) any documents prepared and/or executed by any such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney in fact, in his or her discretion, deems necessary or desirable;

(3) neither the Company nor any such attorneys in fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants each of the foregoing attorneys in fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney in fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney in fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 12 day of February, 2024.

Name: Caroline Levy

STATE OF California

COUNTY OF los Angeles

Sworn to and subscribed before me by means of [✓] physical presence or [_] online notarization, on 02/12/2024 by Caroline Levy.

please see the attached.

(Signature of Notary Public)

(Name of Notary Typed, Printed, or Stamped)

Personally Known ________ OR Produced Identification ______

Type of Identification Produced ______________________________

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of thatdocument. State of California Countyof los Angees Subscribed and sworn to (or affirmed) before me on this day of February, 2024. by Caroline. Shan Levt proved to me on the basis of satisfactory evidence to be the person(s) who appeared before me. ELAHEH PARVANEH Notary Publtc - California Commissicn # 2388555 Los Angeies County My Comm. Expires Dec 29, 2025 Srynature(Sea